The Howard Hughes Corporation Supplemental Information Three Months Ended March 31, 2022 NYSE: HHC Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on February 28, 2022. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Completed or Under Construction Condominiums to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Portfolio 24 MPC Performance 25 MPC Land 26 Lease Expirations 27 Acquisition / Disposition Activity 28 Other/Non-core Assets 29 Debt Summary 30 Property-Level Debt 31 Ground Leases 33 Reconciliations of Non-GAAP Measures 34

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of March 31, 2022, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI of unconsolidated properties and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHC

Q1 2022 Company Performance

Share Price - March 31, 2022	$103.61
Diluted Earnings / Share	$ 0.04
FFO / Diluted Share	$ 1.04
Core FFO / Diluted Share	$ 1.37
AFFO / Diluted Share	$ 1.26



'A'ali'i
62%
Q1'22
Condo
sales
37 units
Victoria Place
5%
Kō'ula
32%



Summerlin
74%
Q1'22
MPC EBT
$59.7M
Bridgeland
25%
Columbia
1%

Recent Company Highlights

DOWNTOWN COLUMBIA, Feb. 8, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) announced that it plans to invest approximately $325 million in the Lakefront District in Downtown Columbia, launching the next phase of the city's rejuvenation. New development will include a state-of-the-art medical office building, housing options, retail offerings and enhanced connectivity to the natural environment, all planned to epitomize the "city in a garden" aesthetic envisioned by Columbia's founder James Rouse.

HOUSTON, March 15, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) announced that the company's Board of Directors has approved a $250 million share buyback program. This marks the second buyback in recent months for the company, following November's announcement of another $250 million stock repurchase.

HOUSTON, March 30, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) announced the sale of its equity interest in 110 North Wacker Drive, a 55-story, 1.5-million-square-foot Class-A office tower in Chicago, to Callahan Capital Partners and Oak Hill Advisors. The transaction involves the sale of 100% of the equity interest in 110 N. Wacker Development, LLC, by a limited liability company that HHC owns 90% of, for $210 million, in the aggregate. Based on this sales price, the implied value of the office tower is more than $1 billion, which would be the second-highest valuation of all time for a Chicago office property, and the highest valuation for an office property in Chicago since the sale of the Willis Tower in 2015.

Operating Portfolio by Region



Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
The Seaport
NEW YORK
Ward Village
HAWAII
Douglas Ranch
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q1 2022 Path to Projected Annual Stabilized NOI

Currently Under Construction



Retail
4%
Office
32%
Projected
Stabilized
NOI
$30.7M
Multi-family
64%

Retail Sq. Ft.	68,800
Office Sq. Ft.	320,000
Multi-family Units	1,124

Currently Unstabilized (a)



Retail
9%
Projected
Stabilized
NOI
$29.9M
Office
91%

Retail Sq. Ft.	84,094
Office Sq. Ft.	915,087
Multi-family Units	—

Currently Stabilized



Other
8%
Retail
25%
Projected
Stabilized
NOI
$295.7M
Office
45%
Multi-family
22%

Retail Sq. Ft.	2,720,083
Office Sq. Ft.	5,286,429
Multi-family Units	4,200

Total



Other
7%
Retail
22%
Projected
Stabilized
NOI
$356.3M
Office
48%
Multi-family
23%

Retail Sq. Ft.	2,872,977
Office Sq. Ft.	6,521,516
Multi-family Units	5,324

Q1 2022 Operating Results by Property Type

Currently Unstabilized



Q1 '22
Unstabilized
NOI
$(0.2)M
Office
25%
Retail
75%

Currently Stabilized



Other
10%
Office
44%
Q1 '22
Stabilized
NOI
$57.5M
Retail
24%
Multi-family
22%

Total



Other
10%
Office
44%
Q1 '22
Total
NOI
$57.3M
Retail
24%
Multi-family
22%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).
(a) Decrease in Unstabilized Projected Stabilized Office NOI from the prior quarter is primarily due to the sale of the Company's interest in 110 North Wacker.

HOWARD HUGHES
6

Financial Summary

thousands except share price and billions	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Company Profile					
Share price (a)	$ 103.61	$ 101.78	$ 87.81	$ 97.46	$ 95.13
Market Capitalization (b)	$5.4b	$5.5b	$4.8b	$5.4b	$5.2b
Enterprise Value (c)	$9.4b	$9.3b	$8.3b	$8.8b	$8.7b
Weighted avg. shares - basic	52,453	54,487	55,727	55,704	55,678
Weighted avg. shares - diluted	52,501	54,535	55,756	55,757	55,678
Total diluted share equivalents outstanding (a)	52,433	54,068	55,126	55,130	55,119
Debt Summary					
Total debt payable (d)	$4,722,552	$4,639,416	$4,468,713	$4,494,183	$4,439,522
Fixed-rate debt	$3,197,722	$3,125,559	$2,795,832	$2,726,121	$2,672,304
Weighted avg. rate - fixed	4.40 %	4.41 %	4.49 %	4.51 %	4.54 %
Variable-rate debt, excluding condominium financing	$1,291,921	$1,314,674	$1,298,358	$1,444,733	$1,467,039
Weighted avg. rate - variable	3.58 %	3.49 %	3.95 %	3.54 %	3.54 %
Condominium debt outstanding at end of period	$ 232,909	$ 199,183	$ 374,523	$ 323,328	$ 300,179
Weighted avg. rate - condominium financing	4.79 %	4.77 %	3.99 %	4.06 %	4.04 %
Leverage ratio (debt to enterprise value)	49.63 %	50.64 %	53.60 %	50.79 %	50.73 %
General and Administrative					
General and administrative (G&A)	$ 25,891	$ 20,857	$ 19,033	$ 20,334	$ 21,766
Less: Non-cash stock compensation	(1,437)	(2,468)	(2,637)	(2,248)	(2,533)
Cash G&A (e)(f)	$ 24,454	$ 18,389	$ 16,396	$ 18,086	$ 19,233

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.
(e) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.
(f) The first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands except percentages	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Earnings Profile					
Operating Assets Segment Income					
Revenues	$ 96,805	$ 103,177	$ 124,095	$ 109,364	$ 91,603
Expenses	(46,291)	(47,813)	(61,120)	(53,176)	(47,464)
Company's Share NOI - Equity investees	6,754	2,053	(47)	1,690	4,140
Operating Assets NOI (a)	$ 57,268	$ 57,417	$ 62,928	$ 57,878	$ 48,279
Avg. NOI margin	59%	56%	51%	53%	53%
MPC Segment Earnings					
Total revenues	$ 80,692	$ 214,820	$ 72,061	$ 74,578	$ 48,287
Total expenses (b)	(36,896)	(101,205)	(35,474)	(33,905)	(23,267)
Depreciation and amortization	(90)	(94)	(102)	(98)	(72)
Interest (expense) income, net (c)	10,422	10,949	10,362	10,615	10,757
Equity in earnings (losses) from real estate and other affiliates	5,550	4,831	8,277	18,641	27,650
Gain (loss) on extinguishment of debt	—	—	(1,004)	—	—
MPC Segment EBT (c)	$ 59,678	$ 129,301	$ 54,120	$ 69,831	$ 63,355
Seaport Segment Income					
Revenues	$ 9,961	$ 14,749	$ 20,224	$ 10,202	$ 6,897
Expenses	(15,703)	(20,268)	(23,749)	(14,477)	(11,141)
Company's share NOI - equity investees	(2,575)	(272)	(38)	(147)	(135)
Seaport NOI (d)	$ (8,317)	$ (5,791)	$ (3,563)	$ (4,422)	$ (4,379)
Avg. NOI margin	(83%)	(39%)	(18%)	(43%)	(63%)
Condo Gross Profit					
Condominium rights and unit sales	$ 19,616	$ 464,406	$ 163	$ 12,861	$ 37,167
Adjusted condominium rights and unit cost of sales (e)	(14,180)	(345,714)	(82)	(13,435)	(34,472)
Condo adjusted gross profit	$ 5,436	$ 118,692	$ 81	$ (574)	$ 2,695

(a) Operating Assets NOI includes the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.

(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.

(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.

(d) Seaport NOI includes the Company's share of equity method investments NOI.

(e) Excludes a $20.5 million charge for the estimated costs related to construction defects at the Waiea tower in the first quarter of 2021. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts March 31, 2022 December 31, 2021 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 2,313,497 $ 2,282,768 Buildings and equipment 3,990,267 3,962,441 Less: accumulated depreciation (785,831) (743,311) Land 322,439 322,439 Developments 1,354,619 1,208,907 Net property and equipment 7,194,991 7,033,244 Investment in real estate and other affiliates 246,362 369,949 Net investment in real estate 7,441,353 7,403,193 Net investment in lease receivable 2,901 2,913 Cash and cash equivalents 688,037 843,212 Restricted cash 365,483 373,425 Accounts receivable, net 86,810 86,388 Municipal Utility District receivables, net 409,390 387,199 Notes receivable, net 7,192 7,561 Deferred expenses, net 120,559 119,825 Operating lease right-of-use assets, net 56,175 57,022 Prepaid expenses and other assets, net 289,787 300,956 Total assets $ 9,467,687 $ 9,581,694 LIABILITIES Mortgages, notes and loans payable, net $ 4,674,950 $ 4,591,157 Operating lease obligations 69,157 69,363 Deferred tax liabilities 203,429 204,837 Accounts payable and accrued expenses 966,753 983,167 Total liabilities 5,914,289 5,848,524 Redeemable noncontrolling interest — 22,500 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $.01 par value; 150,000,000 shares authorized, 56,300,324 issued and 52,432,109 outstanding as of March 31, 2022, and 56,173,276 shares issued and 54,065,661 outstanding as of December 31, 2021 564 563 Additional paid-in capital 3,964,412 3,960,418 Accumulated deficit (14,334) (16,456) Accumulated other comprehensive income (loss) (6,103) (14,457) Treasury stock, at cost, 3,868,215 shares as of March 31, 2022, and 2,107,615 shares as of December 31, 2021 (391,655) (220,073) Total stockholders' equity 3,552,884 3,709,995 Noncontrolling interests 514 675 Total equity 3,553,398 3,710,670 Total liabilities and equity $ 9,467,687 $ 9,581,694 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 52,432 54,066 Dilutive effect of stock options (a) 1 2 Total diluted share equivalents outstanding 52,433 54,068 (a) Stock options assume net share settlement calculated for the period presented. Balance Sheets

HOWARD HUGHES 10 Comparative Statements of Operations: Total Portfolio thousands except per share amounts Q1 2022 Q1 2021 REVENUES Unaudited Unaudited Condominium rights and unit sales $ 19,616 $ 37,167 Master Planned Communities land sales 61,468 37,477 Rental revenue 95,109 85,899 Other land, rental and property revenues 19,537 23,243 Builder price participation 14,496 6,794 Total revenues 210,226 190,580 EXPENSES Condominium rights and unit cost of sales 14,180 54,968 Master Planned Communities cost of sales 24,686 15,651 Operating costs 65,555 58,598 Rental property real estate taxes 15,182 13,991 Provision for (recovery of) doubtful accounts 844 (578) General and administrative 25,891 21,766 Depreciation and amortization 48,593 49,308 Other 2,409 1,644 Total expenses 197,340 215,348 OTHER Gain (loss) on sale or disposal of real estate and other assets, net (9) — Other income (loss), net (221) (10,308) Total other (230) (10,308) Operating income (loss) 12,656 (35,076) Interest income 24 41 Interest expense (27,438) (34,210) Gain (loss) on extinguishment of debt (282) (35,915) Equity in earnings (losses) from real estate and other affiliates 17,912 15,796 Income (loss) before income taxes 2,872 (89,364) Income tax expense (benefit) 701 (21,205) Net income (loss) 2,171 (68,159) Net (income) loss attributable to noncontrolling interests (49) 1,565 Net income (loss) attributable to common stockholders $ 2,122 $ (66,594) Basic income (loss) per share $ 0.04 $ (1.20) Diluted income (loss) per share $ 0.04 $ (1.20) Statements of Operations

Same Store NOI - Operating Assets Segment

thousands	YTD Q1 2022	YTD Q1 2021	$ Change	% Change
Same Store Office				
Houston, TX	$ 16,075	$ 18,461	$ (2,386)	(13)%
Columbia, MD	5,805	3,942	1,863	47 %
Las Vegas, NV	3,297	3,429	(132)	(4)%
Total Same Store Office	**25,177**	**25,832**	**(655)**	**(3)%**
Same Store Retail				
Houston, TX	2,664	2,845	(181)	(6)%
Columbia, MD	420	432	(12)	(3)%
Las Vegas, NV	5,802	5,601	201	4 %
Honolulu, HI	3,910	2,686	1,224	46 %
Other	452	453	(1)	— %
Total Same Store Retail	**13,248**	**12,017**	**1,231**	**10 %**
Same Store Multi-Family				
Houston, TX	6,655	3,689	2,966	80 %
Columbia, MD	1,613	375	1,238	330 %
Las Vegas, NV	1,848	1,671	177	11 %
Company's Share NOI - Equity Investees	1,744	1,612	132	8 %
Total Same Store Multi-Family	**11,860**	**7,347**	**4,513**	**61 %**
Same Store Other				
Houston, TX	1,745	1,546	199	13 %
Columbia, MD	98	(82)	180	(220)%
Las Vegas, NV	(1,096)	(645)	(451)	(70)%
Honolulu, HI	13	(1)	14	1400 %
Company's Share NOI - Equity and Cost Investees	5,010	4,135	875	21 %
Total Same Store Other	**5,770**	**4,953**	**817**	**16 %**
Total Same Store NOI	**56,055**	**50,149**	**5,906**	**12 %**
Non-Same Store NOI	**1,213**	**(1,870)**	**3,083**	**165 %**
Total Operating Assets NOI	**$ 57,268**	**$ 48,279**	**$ 8,989**	**19 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Same Store Metrics Stabilized Leasing Percentages Office 90% 91% 88% 89% 89 % Retail 90% 92% 90% 92% 92 % Multi-Family 98% 99% 97% 97% 95 % Unstabilized Leasing Percentages Office 52% 52% 45% 43% 42 % Retail 72% 72% 70% 70% 70 % Multi-Family (a) — % — % 89% 88% 64 % Same Store NOI Office $ 25,177 $ 29,908 $ 27,816 $ 26,283 $ 25,832 Retail 13,248 14,529 15,835 14,829 12,017 Multi-Family 11,860 9,929 9,317 7,410 7,347 Other 5,770 204 7,457 4,989 4,953 Total Same Store NOI $ 56,055 $ 54,570 $ 60,425 $ 53,511 $ 50,149 Quarter over Quarter Change in Same Store NOI 3% (10) % 13% 7 % See page 4 for definitions of "Same Store Properties" and "Same Store NOI" (a) As of Q4 2021, all same store multi-family properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q1 2022 Occupied (#)		Q1 2022 Leased (#)		Q1 2022 Occupied (%)		Q1 2022 Leased (%)		Q1 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,908,585	—	2,983,015	—	86 %	— %	88 %	— %	$ 78,242	$ 91,650	—
Office - Columbia	100 %	1,380,953	—	1,140,018	—	1,222,338	—	83 %	— %	89 %	— %	20,715	26,182	—
Office - Summerlin	100 %	532,428	—	521,640	—	527,894	—	98 %	— %	99 %	— %	13,855	14,892	—
Retail - Houston	100 %	420,527	—	368,152	—	377,002	—	88 %	— %	90 %	— %	12,113	13,769	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	2,319	2,712	—
Retail - Hawai'i	100 %	1,002,718	—	829,823	—	845,832	—	83 %	— %	84 %	— %	18,852	26,067	—
Retail - Summerlin	100 %	800,140	—	761,334	—	790,823	—	95 %	— %	99 %	— %	24,519	26,300	—
Retail - Other	100 %	264,080	—	227,947	—	227,947	—	86 %	— %	86 %	— %	2,380	6,500	—
Multi-Family - Houston (e)	100 %	34,419	2,610	27,152	2,508	27,152	2,566	79 %	96 %	79 %	98 %	32,940	39,901	—
Multi-Family - Columbia (e)	50 %	98,300	1,199	50,867	1,104	56,322	1,155	52 %	92 %	57 %	96 %	13,378	16,302	—
Multi-Family - Summerlin (e)	100 %	—	391	—	365	—	388	— %	93 %	— %	99 %	7,398	7,548	—
Self-Storage - Houston	100 %	—	1,361	—	1,287	—	1,308	— %	95 %	— %	96 %	1,250	1,254	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	11,347	13,320	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	7,717	9,306	—
Total Stabilized Properties (g)												**$ 247,025**	**$ 295,703**	—
Unstabilized Properties														
Office - Houston	100 %	595,617	—	263,859	—	263,859	—	44 %	— %	44 %	— %	$ (839)	$ 17,900	0.8
Office - Columbia	100 %	319,470	—	211,643	—	211,643	—	66 %	— %	66 %	— %	3,691	9,200	0.8
Office - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	—	—	—
Office - Other	100 %	—	—	—	—	—	—	— %	— %	— %	— %	—	—	—
Retail - Columbia	100 %	—	—	—	—	—	—	— %	— %	— %	— %	—	—	—
Retail - Houston	100 %	72,977	—	52,810	—	52,810	—	72 %	— %	72 %	— %	(34)	2,200	0.8
Retail - Hawaii	100 %	11,117	—	8,820	—	8,820	—	79 %	— %	79 %	— %	(25)	637	2.8
Total Unstabilized Properties												**$ 2,793**	**$ 29,937**	**1.9**

HOWARD HUGHES

13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q1 2022 Occupied (#)		Q1 2022 Leased (#)		Q1 2022 Occupied (%)		Q1 2022 Leased (%)		Q1 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	53,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 1,388	1.7
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	8,374	3.8
Retail - Hawai'i	100 %	36,800	—	—	—	1,688	—	— %	— %	5 %	— %	n/a	1,281	3.5
Multi-Family - Houston (e)	100 %	—	358	—	—	—	—	— %	— %	— %	— %	n/a	4,360	3.3
Multi-Family - Summerlin (e)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,899	4.8
Multi-Family - Columbia (e)	100 %	32,000	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	4.0
Total Under Construction Properties												**n/a**	**$ 30,627**	**3.7**
Total / Wtd. Avg. for Portfolio												**$ 249,818**	**$ 356,267**	**3.4**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q1 2022 NOI were not annualized. Annualized Q1 2022 NOI also includes distribution received from cost method investment in Q1 2022. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport Est. stabilized yield and other project information.
(d) The expected stabilization date used in the Time to Stabilized calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) These assets can be found on page 16 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

HOWARD HUGHES

14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q1 2022 % Occ. (a)	Q1 2022 % Leased (a)	Annualized Q1 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	97 %	97 %	$ 5,932	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,714	68 %	68 %	3,692	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	90 %	90 %	7,950	8,245
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	55 %	55 %	3,780	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,805	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	569	570
Lakefront North	Houston, TX	100 %	258,058	75 %	97 %	3,962	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	3,952	4,400
9303 New Trails	Houston, TX	100 %	97,967	79 %	79 %	1,470	1,525
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,366	2,625
3 Waterway Square	Houston, TX	100 %	232,021	87 %	91 %	5,635	6,500
4 Waterway Square	Houston, TX	100 %	218,551	77 %	77 %	4,852	6,857
1201 Lake Robbins Tower (d)	Houston, TX	100 %	805,993	100 %	100 %	24,822	25,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	49 %	57 %	455	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	889,382	79 %	86 %	11,483	14,330
Columbia Office Properties	Columbia, MD	100 %	63,831	52 %	84 %	224	1,402
One Mall North	Columbia, MD	100 %	97,092	84 %	84 %	1,560	1,947
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,402	5,403
Two Merriweather	Columbia, MD	100 %	124,016	93 %	93 %	2,046	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,446	4,520
One Summerlin	Las Vegas, NV	100 %	206,279	95 %	98 %	5,653	6,437
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,756	3,935
Total Office			**5,286,429**			**$ 112,812**	**$ 132,724**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	82 %	85 %	$ 1,912	$ 2,000
Hughes Landing Retail	Houston, TX	100 %	125,798	89 %	89 %	3,741	4,988
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	535	540
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,547	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	77 %	87 %	1,046	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	2,302	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	758	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	272	273
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,171	2,312
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	100 %	100 %	148	400
Ward Village Retail	Honolulu, HI	100 %	1,002,718	83 %	84 %	18,852	26,067
Downtown Summerlin (e)	Las Vegas, NV	100 %	800,140	95 %	99 %	24,519	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,080	86 %	86 %	2,380	6,500
Total Retail			**2,587,364**			**$ 60,183**	**$ 75,348**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q1 2022 % Occ.(a) Rentable Sq. Ft.	Q1 2022 % Occ.(a) Units	Q1 2022 % Leased (a) Rentable Sq. Ft.	Q1 2022 % Leased (a) Units	Annualized Q1 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	95 %	n/a	98 %	$ 2,683	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	93 %	n/a	99 %	4,117	4,697
Lakeside Row	Houston, TX	100 %	—	312	n/a	98 %	n/a	99 %	3,089	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	96 %	n/a	96 %	3,550	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	96 %	n/a	98 %	3,326	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	81 %	97 %	81 %	99 %	6,486	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	97 %	n/a	98 %	2,546	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	75 %	97 %	75 %	98 %	7,143	8,529
Juniper Apartments	Columbia, MD	100 %	56,683	382	20 %	95 %	30 %	96 %	6,402	9,162
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	84 %	90 %	84 %	94 %	3,052	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	91 %	100 %	98 %	3,924	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	96 %	n/a	100 %	2,399	2,400
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	92 %	n/a	99 %	4,999	5,148
Total Multi-family (f)			**132,719**	**4,200**					**$ 53,716**	**$ 63,751**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 206	$ 281
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,394	1,516
HHC 242 Self-Storage	Houston, TX	100 %	—	632	n/a	96 %	n/a	97 %	619	622
HHC 2978 Self-Storage	Houston, TX	100 %	—	729	n/a	94 %	n/a	95 %	631	632
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	189	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	1,280	1,900
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,987	2,100
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,716	2,183
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	581	582
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	4,638	4,638
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	6,128	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	945	1,076
Total Other			**135,801**	**1,361**					**$ 20,314**	**$ 23,880**
Total Stabilized									**$ 247,025**	**$ 295,703**

(a) Percentage Occupied and Percentage Leased are as of March 31, 2022.
(b) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(c) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q1 2022 NOI were not annualized.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest is an unstabilized property as of March 31, 2022.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 40,846 sq. ft. of office space.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

HOWARD HUGHES
16

Unstabilized Properties - Operating Assets Segment

					Q1 2022 % Occ.(a)		Q1 2022 % Leased (a)							
thousands except Sq. Ft. and units	**Location**	**% Ownership**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Develop. Costs Incurred**	**Est. Total Cost (Excl. Land)**	**Annualized Q1 2022 NOI**	**Est. Stabilized NOI (b)**	**Est. Stab. Date**	**Est. Stab. Yield**
Office														
9950 Woodloch Forest (c)(d)	Houston, TX	100 %	595,617	—	44 %	n/a	44 %	n/a	$ 159,864	$ 210,571	$ (839)	$ 17,900	2022	9 %
6100 Merriweather	Columbia, MD	100 %	319,470	—	66 %	n/a	66 %	n/a	111,696	138,221	3,691	9,200	2022	7 %
Total Office			**915,087**	**—**					**$ 271,560**	**$ 348,792**	**$ 2,852**	**$ 27,100**		
Retail														
A'ali'i (e)	Honolulu, HI	100 %	11,117	—	79 %	n/a	79 %	n/a	$ —	$ —	$ (25)	$ 637	2024	— %
Creekside Park West	Houston, TX	100 %	72,977	—	72 %	n/a	72 %	n/a	19,516	20,777	(34)	2,200	2022	11 %
Total Retail			**84,094**	**—**					**$ 19,516**	**$ 20,777**	**$ (59)**	**$ 2,837**		
Total Unstabilized									**$ 291,076**	**$ 369,569**	**$ 2,793**	**$ 29,937**		

(a) Percentage Occupied and Percentage Leased are as of March 31, 2022.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins is a stabilized property as of March 31, 2022, as Occidental Petroleum has leased 100% of the building through 2032.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

17

Under Construction Projects - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office										
Creekside Park Medical Plaza	Houston, TX	100 %	33,000	— %	Q1 2022	2024	$ 1,284	$ 10,351	$ 792	8 %
Memorial Hermann Health System Build-to-Suit	Houston, TX	100 %	20,000	100 %	Q4 2021	2023	1,936	6,237	596	10 %
1700 Pavilion	Las Vegas, NV	100 %	267,000	29 %	Q2 2021	2025	56,420	121,515	8,374	7 %
Total Office			**320,000**				**$ 59,640**	**$ 138,103**	**$ 9,762**	
Retail										
Kō'ula (c)	Honolulu, HI	100 %	36,800	5 %	Q3 2019	2025	$ —	$ —	$ 1,281	— %
Total Retail			**36,800**				**$ —**	**$ —**	**$ 1,281**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
Marlow	Columbia, MD	100 %	472	$ 1,984	Q1 2021	2026	$ 51,273	$ 130,490	$ 9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Q4 2020	2025	30,045	60,572	4,360	7 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Q2 2021	2026	32,317	86,853	5,899	7 %
Total Multi-family			**1,124**				**$ 113,635**	**$ 277,915**	**$ 19,584**	
Total Under Construction							**$ 173,275**	**$ 416,018**	**$ 30,627**	

(a) Represents leases signed as of March 31, 2022, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

18

Seaport Operating Performance

Q1 2022 *thousands except sq. ft. and percentages*	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (c)	Managed Businesses (b) Historic District & Pier 17 (d)	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q1 2022 Total
Revenues						
Rental revenue (g)	$ 2,315	$ 227	$ —	$ —	$ —	$ 2,542
Tenant recoveries	196	—	—	—	—	196
Other rental and property (expense) revenue	—	6	6,726	—	1,130	7,862
Total Revenues	2,511	233	6,726	—	1,130	10,600
Expenses						
Other property operating costs (g)	(5,366)	(365)	(11,931)	—	(1,255)	(18,917)
Total Expenses	(5,366)	(365)	(11,931)	—	(1,255)	(18,917)
Net Operating (Loss) Income - Seaport (h)	$ (2,855)	$ (132)	$ (5,205)	$ —	$ (125)	$ (8,317)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	335,203	13,000 / 21	50,970	53,783	21,077	
Leased Sq. Ft. / units (i)	151,962	— / 21	50,970	53,783	21,077	
% Leased or occupied (i)	45 %	— % / 100 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 560,476	$ —	$ —	$ 175,692	$ —	$ 736,168
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended March 31, 2022, our managed businesses include, among others, The Fulton, The Greens, Mister Dips, Carne Mare, Malibu Farm and Ssäm Bar.
(c) Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(d) Includes our equity share of NOI from Ssäm Bar.
(e) Represents The Tin Building by Jean-Georges. The core and shell of the building was completed as of December 31, 2021, and the building is expected to open in the second quarter of 2022.
(f) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 35 for the reconciliation of Seaport NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

HOWARD HUGHES

HH

19

HOWARD HUGHES 20 As of March 31, 2022 Anaha Ae‘o Ke Kilohana (a) Total Key Metrics ($ in thousands) Type of building Luxury Upscale Workforce Number of units 317 465 423 1,205 Avg. unit Sq. Ft. 1,417 838 696 940 Condo Sq. Ft. 449,205 389,663 294,273 1,133,141 Street retail Sq. Ft. 16,048 70,800 28,386 115,234 Stabilized retail NOI $1,200 $2,400 $1,200 $4,800 Stabilization year 2020 2019 2020 Development progress ($ in thousands) Status Opened Opened Opened Start date Q4 2014 Q1 2016 Q4 2016 Completion date Q4 2017 Q4 2018 Q2 2019 Total development cost $403,974 $430,737 $218,406 $1,053,117 Cost-to-date 403,119 429,752 216,581 1,049,452 Remaining to be funded $855 $985 $1,825 $3,665 Financial Summary ($ in thousands) Units closed (through Q1 2022) 317 465 423 1,205 Total % of units closed or under contract 100.0% 100.0% 100.0% 100.0% Square footage closed or under contract (total) 449,205 389,663 294,273 1,133,141 Total % square footage closed or under contract 100.0% 100.0% 100.0% 100.0% Total cash received (closings & deposits) $515,854 $512,752 $218,536 $1,247,142 Total GAAP revenue recognized $515,854 $512,752 $218,536 $1,247,142 (a) Ke Kilohana consists of 375 workforce units and 48 market rate units. Ward Village - Sold Out Condominiums

Ward Village - Completed or Under Construction Condominiums Remaining to be Sold

As of March 31, 2022	Waiea	'A'ali'i	Kō'ula	Victoria Place (c)	Total
Key Metrics (*$ in thousands*)					
Type of building	Luxury	Upscale	Upscale	Luxury	
Number of units	177	750	565	349	1,841
Avg. unit Sq. Ft.	2,138	520	725	1,164	861
Condo Sq. Ft.	378,488	390,097	409,612	406,351	1,584,548
Street retail Sq. Ft. (a)	7,716	11,117	36,800	n/a	55,633
Stabilized retail NOI	$453	$637	$1,281	n/a	$2,371
Stabilization year	2017	2024	2025	n/a	
Development progress (*$ in thousands*)					
Status	Opened	Opened	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	Q1 2021	
Completion / Est. Completion date	Q4 2016	Q4 2021	Q3 2022	2024	
Total development cost	$595,936	$394,908	$487,039	$503,271	$1,981,154
Cost-to-date	493,739	374,173	303,807	105,449	1,277,168
Remaining to be funded	$102,197	$20,735	$183,232	$397,822	$703,986
Financial Summary (*$ in thousands*)					
Units closed (through Q1 2022)	175	687	—	—	862
Units under contract (through Q1 2022)	—	8	517	348	873
Units remaining to be sold (through Q1 2022)	2	55	48	1	106
Total % of units closed or under contract	98.9%	92.7%	91.5%	99.7%	94.2%
Units closed (current quarter)	—	24	—	—	24
Units under contract (current quarter)	—	23	12	2	37
Square footage closed or under contract (total)	374,688	348,213	380,764	405,459	1,509,124
Total % square footage closed or under contract	99.0%	89.3%	93.0%	99.8%	95.2%
Total cash received (closings & deposits)	$692,778	$473,764	$122,850	$153,485	$1,442,877
Total GAAP revenue recognized	$692,393	$472,925	$—	$—	$1,165,318
Total future GAAP revenue for units under contract	$—	$7,530	$589,599	$772,881	$1,370,010
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	$1,850 - $1,900	
Deposit Reconciliation (*thousands*)					
Spent towards construction	$—	$—	$117,751	$36,995	$154,746
Held for future use (b)	—	—	5,099	116,490	121,589
Total deposits from sales commitment	$—	$—	$122,850	$153,485	$276,335

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.

(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

(c) Subsequent to quarter end, we contracted the remaining unit, resulting in Victoria Place being completed sold.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of March 31, 2022 *thousands*	Location	Total Estimated Costs (a)	Costs Paid Through March 31, 2022	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
Operating Assets		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
6100 Merriweather (d)	Columbia, MD	$ 138,221	$ 111,696	$ 26,525	$ —	$ 22,837	$ 3,688	Open
Juniper Apartments (d)	Columbia, MD	116,386	101,461	14,925	—	12,288	2,637	Open
Creekside Park The Grove	Houston, TX	57,472	52,664	4,808	—	3,782	1,026	Open
Total Operating Assets		312,079	265,821	46,258	—	38,907	7,351	
Seaport Assets								
Pier 17 and Historic District Area / Uplands (d)(e)	New York, NY	594,368	560,476	33,892	—	—	33,892	Open
Tin Building	New York, NY	194,613	175,692	18,921	—	—	18,921	Q2 2022
Total Seaport Assets		788,981	736,168	52,813	—	—	52,813	
Strategic Developments								
Creekside Park Medical Plaza	Houston, TX	10,351	1,284	9,067	—	7,897	1,170	Q4 2022
Marlow (f)	Columbia, MD	130,490	51,273	79,217	—	82,570	(3,353)	Q3 2022
Memorial Hermann Health System Build-to-Suit (f)	Houston, TX	6,237	1,936	4,301	—	4,863	(562)	Q1 2023
Starling at Bridgeland (f)	Houston, TX	60,572	30,045	30,527	—	30,740	(213)	Q2 2022
1700 Pavilion (f)	Las Vegas, NV	121,515	56,420	65,095	—	74,999	(9,904)	Q4 2022
Tanager Echo (f)	Las Vegas, NV	86,853	32,317	54,536	—	59,499	(4,963)	Q1 2023
ʻAʻaliʻi	Honolulu, HI	394,908	374,173	20,735	—	—	20,735	Open
Anaha	Honolulu, HI	403,974	403,119	855	—	—	855	Open
Ke Kilohana	Honolulu, HI	218,406	216,581	1,825	—	—	1,825	Open
Kōʻula	Honolulu, HI	487,039	303,807	183,232	—	151,045	32,187	Q3 2022
Victoria Place (g)	Honolulu, HI	503,271	105,449	397,822	113,647	303,630	(19,455)	2024
Waiea (h)	Honolulu, HI	595,936	493,739	102,197	—	—	102,197	Open
Total Strategic Developments		3,019,552	2,070,143	949,409	113,647	715,243	120,519	
Combined Total		$ 4,120,612	$ 3,072,132	$ 1,048,480	$ 113,647	$ 754,150	$ 180,683	

See page 4 for definition of "Remaining Development Costs"

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.

(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.

(d) Final completion is dependent on lease-up and tenant build-out.

(e) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

(f) Negative balance relates to costs paid by HHC, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(g) The negative balance represents equity that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.

(h) Total estimated cost includes $136.5 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

HOWARD HUGHES

22

Portfolio Key Metrics

As of March 31, 2022	MPC Regions								Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Douglas Ranch Phoenix, AZ	Trillium Phoenix, AZ	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Stabilized Properties												
Office Sq.Ft.	3,373,048	—	—	532,428	—	—	1,380,953	5,286,429	—	—	—	—
Retail Sq. Ft. (a)	386,999	—	67,947	800,140	—	—	198,199	1,453,285	1,002,718	13,000	264,080	1,279,798
Multifamily units	2,298	—	312	391	—	—	1,199	4,200	—	21	—	21
Self-Storage Units	1,361	—	—	—	—	—	—	1,361	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties												
Office Sq.Ft.	595,617	—	—	—	—	—	319,470	915,087	—	146,935	—	146,935
Retail Sq.Ft.	72,977	—	—	—	—	—	—	72,977	11,117	260,315	—	271,432
Multifamily units	—	—	—	—	—	—	—	—	—	—	—	—
Under Construction Properties												
Office Sq.Ft.	53,000	—	—	267,000	—	—	—	320,000	—	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	32,000	32,000	36,800	53,783	—	90,583
Multifamily units	—	—	358	294	—	—	472	1,124	—	—	—	—
Residential Land												
Total gross acreage/ condos (b)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	16,450 ac	117,895 ac	3,046	n/a	n/a	3,046
Current Residents (b)	120,000	1,600	17,500	120,000	—	—	112,000	371,100	n/a	n/a	n/a	—
Remaining saleable acres/condos	32 ac	1,201 ac	2,451 ac	2,542 ac	17,770 ac	1,230 ac	n/a	25,226 ac	106	n/a	n/a	106
Estimated price per acre (c)	$1,983,000	$315,000	$494,000	$977,000	$332,000	$305,000	n/a		n/a	n/a	n/a	
Commercial Land												
Total acreage remaining	749 ac	175 ac	1,336 ac	808 ac	9,578 ac	337 ac	96 ac	13,079 ac	n/a	n/a	n/a	—
Estimated price per acre (c)	$961,000	$515,000	$629,000	$1,039,000	$204,000	$173,000	$580,000		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in Multi-family assets shown as Retail square feet.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 40,846 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31, 2021.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2022 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Communities- Remaining Saleable Acres (a) Income Producing Assets - Stabilized and Unstabilized (b) Commercial 24% Residential 76% Stabilized 100% Commercial 38% Residential 62% Unstabilized 4% Stabilized 96% Unstabilized 6% Stabilized 94% Commercial 100% thousands Nevada Arizona Texas Maryland Total MPC Performance - 1Q22 & 1Q21 MPC Net Contribution (1Q22) (c) $ 26,728 $ (77) $ (5,185) $ 314 $ 21,780 MPC Net Contribution (1Q21) (c) $ 9,472 $ — $ (6,785) $ (201) $ 2,486 Operating Asset Performance - 2022 & Future Annualized 1Q22 in-place NOI $ 57,057 $ — $ 131,027 $ 40,217 $ 228,301 Est. stabilized NOI (future) (d) $ 76,333 $ — $ 180,877 $ 63,856 $ 321,066 Wtd. avg. time to stab. (yrs.) (d) 4.8 — 2.3 3.5 — Commercial 34% Residential 66% (a) Commercial acres may be developed by Howard Hughes or sold. (b) Douglas Ranch is in its early stages of development and does not have income producing assets. (c) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution is found under Reconciliation of Non-GAAP Measures on page 36. (d) Est. Stabilized NOI (Future) and Wtd. avg. time to stabilize (yrs.) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. MPC Portfolio

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Douglas Ranch Columbia Total Trillium (a) thousands Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Revenues: Residential land sale revenues $ — $ — $ 4,106 $ 5,004 $ 15,480 $ 12,666 $ 13,293 $ 19,684 $ — $ — $ — $ — $ 32,879 $ 37,354 $ — $ — Commercial land sale revenues — — — — 2,573 123 26,016 — — — — — 28,589 123 — — Builder price participation 338 18 1,106 78 1,320 362 11,732 6,336 — — — — 14,496 6,794 — — Other land sale revenues 111 167 30 — 60 10 3,785 3,839 97 — 645 — 4,728 4,016 — — Total revenues 449 185 5,242 5,082 19,433 13,161 54,826 29,859 97 — 645 — 80,692 48,287 — — Expenses: Cost of sales - residential land — — (1,688) (2,002) (4,412) (3,407) (6,119) (10,209) — — — — (12,219) (15,618) — — Cost of sales - commercial land — — — — (733) (33) (11,733) — — — — — (12,466) (33) — — Real estate taxes (915) (959) (19) (26) (961) (633) (459) (557) (5) — (151) (145) (2,510) (2,320) (39) — Land sales operations (4,156) (1,828) (606) (348) (1,252) (803) (3,461) (2,262) (46) — (180) (55) (9,701) (5,296) (71) — Total operating expenses (5,071) (2,787) (2,313) (2,376) (7,358) (4,876) (21,772) (13,028) (51) — (331) (200) (36,896) (23,267) (110) — Depreciation and amortization (32) (13) (2) — (35) (35) (21) (24) — — — — (90) (72) (4) — Interest income (expense), net 303 (436) 455 408 3,405 4,885 6,259 5,900 — — — — 10,422 10,757 (31) — Equity in earnings (losses) from real estate and other affiliates (b) — — — — — — 5,622 27,650 (72) — — — 5,550 27,650 — — EBT $ (4,351) $ (3,051) $ 3,382 $ 3,114 $ 15,445 $ 13,135 $ 44,914 $ 50,357 $ (26) $ — $ 314 $ (200) $ 59,678 $ 63,355 $ (145) $ — (a) This represents 100% of Trillium EBT. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method. (b) Equity in earnings (losses) from real estate and other affiliates for Douglas Ranch reflects our share of earnings in our Trillium joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 26 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Douglas Ranch Columbia Trillium (a) thousands Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Key Performance Metrics: Residential Total acres closed in current period — — 11.4 ac 16.3 ac 31.3 ac 27.6 ac 1.1 ac 9.8 ac — — — — — — Price per acre achieved NM NM $360 $307 $495 $459 $4,555 $1,741 NM NM NM NM NM NM Avg. gross margins NM NM 58.9% 60.0% 71.5% 73.1% 54.0% 48.1% NM NM NM NM NM NM Commercial Total acres closed in current period — — — — 9.8 ac 18.1 ac 16.6 ac — — — — — — — Price per acre achieved NM NM NM NM $262 $130 $1,567 NM NM NM NM NM NM NM Avg. gross margins NM NM NM NM 71.5% 73.1% 54.9% NM NM NM NM NM NM NM Avg. combined before-tax net margins NM NM 58.9% 60.0% 71.5% 73.1% 54.6% 48.1% NM NM NM NM NM NM Key Valuation Metrics: Remaining saleable acres Residential 32 ac 1,201 ac 2,451 ac 2,542 ac 17,770 ac — 1,230 ac Commercial (b) 749 ac 175 ac 1,336 ac 808 ac 9,578 ac 96 ac 337 ac Projected est. % superpads / lot size —% / — —% / — —% / — 82% / 0.25 ac —% / — NM NM Projected est. % single-family detached lots / lot size 60% / 0.36 ac 83% / 0.21 ac 89% / 0.23 ac —% / — 81% / 0.22 ac NM 100% / 0.24 ac Projected est. % single-family attached lots / lot size 40% / 0.12 ac 17% / 0.13 ac 9% / 0.09 ac —% / — 19% / 0.11 ac NM —% / — Projected est. % custom homes / lot size —% / — —% / — 2% / 0.63 ac 18% / 0.45 ac —% / — NM —% / — Estimated builder sale velocity (blended total - TTM) (c) 7 33 87 114 NM NM NM Projected GAAP gross margin (d) 74.7% / 74.7% 58.9% / 58.9% 71.5% / 71.5% 52.8% / 52.8% 87.3% / —% NM 44.4% / —% Projected cash gross margin (d) 96.3% 86.0% 87.2% 77% 87.6% NM 60.5% Residential sellout / Commercial buildout date estimate Residential 2025 2030 2036 2039 2081 — 2033 Commercial 2034 2030 2045 2039 2081 2024 2026 (a) This represents 100% of Trillium performance and valuation metrics. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method. (b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia. (c) Represents the average monthly builder homes sold over the last twelve months ended March 31, 2022. (d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. MPC Land

HOWARD HUGHES 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2022 $ 10,789 4.96% $ 37.51 $ 3,016 3.48% $ 34.35 2023 8,332 3.83% 38.48 7,506 8.67% 47.28 2024 16,727 7.69% 38.66 7,472 8.63% 50.55 2025 26,535 12.20% 38.92 19,988 23.08% 55.33 2026 10,720 4.93% 41.50 7,932 9.16% 51.77 2027 29,835 13.72% 41.34 6,058 6.99% 55.20 2028 11,517 5.30% 42.85 4,725 5.45% 54.35 2029 14,156 6.51% 42.21 5,405 6.24% 50.49 2030 14,889 6.85% 37.93 4,644 5.36% 63.45 2031 6,461 2.97% 40.15 4,377 5.05% 53.15 Thereafter 67,465 31.04% 49.87 15,493 17.89% 56.83 Total $ 217,426 100.00% $ 86,616 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of March 31, 2022 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032+ Retail 2032+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 28 Acquisition / Disposition Activity thousands except rentable Sq. Ft. / Units / Acres Q1 2022 Acquisitions Date Acquired Property % Ownership Location Acres Acquisition Price March 1, 2022 Jean Georges Restaurants (a) 25% Various n/a $55 million Q1 2022 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price March 30, 2022 110 North Wacker 23% Chicago, Illinois 1,491,651 sq. ft. $208.6 million Acquisition/Disposition Activity (a) In March 2022, the Company acquired a 25% interest in Jean-Georges Restaurants for $45.0 million and paid $10.0 million for the option to acquire up to an additional 20% interest in Jean-Georges Restaurants through March 2026.

Other / Non-core Assets

Property Name	City, State	% Ownership	Acres	Notes
West End Alexandria (formerly Landmark Mall)	Alexandria, VA	58.33%	41.1	In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre site previously known as Landmark Mall in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of residential, retail, commercial and entertaiment offerings intergrated into a cohesive neighborhood with a central plaze, a network of parks and public transportation. The development will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the site and adjacent Duke Street and Van Dorn Street corridors. West End Alexandria executed a Purchase and Sale Agreement with the City of Alexandria to sell approximately 11 acres to the City of Alexandria for $54 million for the Inova Hospital and medical campus. Demolition on the remaining 41 acres is expected to begin in the second quarter of 2022, with completion of the first buildings expected in 2025.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable and market rate apartments, community-oriented spaces and office space. This project, which includes approximately 547000 zoning square feet, presents a unique opportunity at the Seaport to redevelop this site into a vibrant mixed-use asset, provide long-term viability to the South Street Seaport Museum and deliver much-needed affordable housing and economic stimulus to the area. In May 2021, we received approval from the New York City Landmarks Preservation Commission (LPC) on our proposed design for the 250 Water Street and in September 2021, the New York State Supreme Court dismissed on procedural grounds a lawsuit challenging the LPC approval. We received final approvals in December 2021 through the New York City Uniform Land Use Review Procedure known as ULURP, which will allow the necessary transfer of development rights to the parking lot site. Also in December 2021, an amendment to the Seaport ground lease was executed giving the Company extension options, at the discretion of the Company, for an additional 48 years from its current expiration in 2072 until 2120. We expect to begin remediation of the site through the New York State Brownfield Cleanup program and break ground on the development in the second quarter of 2022. In February 2022, an additional lawsuit was filed challenging the land use approvals previously granted to the Company under the ULURP for the redevelopment and construction of 250 Water Street. The Company is vigorously contesting the matter as it believes that these claims are without merit.

HOWARD HUGHES

29

Debt Summary

thousands	March 31, 2022	December 31, 2021
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages, notes and loans payable	1,079,132	1,006,428
Special Improvement District bonds	68,590	69,131
Variable-rate debt (a)		
Mortgages, notes and loans payable, excluding condominium financing	1,016,921	1,039,674
Condominium financing	232,909	199,183
Secured Bridgeland Notes due 2026	275,000	275,000
Mortgages, notes and loans payable	4,722,552	4,639,416
Deferred financing costs	(47,602)	(48,259)
Total mortgages, notes and loans payable, net	$ 4,674,950	$ 4,591,157

	Net Debt on a Segment Basis as of March 31, 2022 (b)						
thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net	**$ 1,972,688**	**$ 339,077**	**$ 99,705**	**$ 240,281**	**$ 2,651,751**	**$ 2,023,199**	**$ 4,674,950**
Mortgages, notes and loans payable of real estate and other affiliates (c)	90,385	10,127	—	—	100,512	—	100,512
Less:							
Cash and cash equivalents	(242,924)	(70,869)	(7,103)	(13,546)	(334,442)	(353,595)	(688,037)
Cash and cash equivalents of real estate and other affiliates (c)	(2,566)	(47,214)	(22,585)	(13,919)	(86,284)	—	(86,284)
Special Improvement District receivables	—	(82,413)	—	—	(82,413)	—	(82,413)
Municipal Utility District receivables, net	—	(409,390)	—	—	(409,390)	—	(409,390)
TIF receivable	—	—	—	(1,186)	(1,186)	—	(1,186)
Net Debt	**$ 1,817,583**	**$ (260,682)**	**$ 70,017**	**$ 211,630**	**$ 1,838,548**	**$ 1,669,604**	**$ 3,508,152**

	Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of March 31, 2022						
thousands	Remaining in 2022	2023	2024	2025	2026	Thereafter	Total
Mortgages, notes and loans payable (d)	$ 99,516	$ 473,474	$ 379,492	$ 174,020	$ 367,572	$ 3,228,478	$ 4,722,552
Interest payments (e)	159,274	221,279	189,595	172,532	160,171	489,000	1,391,851
Ground lease and other leasing commitments	3,349	4,521	4,577	4,635	4,695	275,229	297,006
Total	**$ 262,139**	**$ 699,274**	**$ 573,664**	**$ 351,187**	**$ 532,438**	**$ 3,992,707**	**$ 6,411,409**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 31 and 32 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(d) Mortgages, notes and loans payable are presented based on extended maturity date, subject to customary extension terms.
(e) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

HOWARD HUGHES
30

Property-Level Debt

thousands		Q1 2022 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets							
20/25 Waterway Avenue	$	12,487	4.79 %	Fixed	4.79 %		May-22
Millennium Waterway Apartments		50,516	3.75 %	Fixed	3.75 %		Jun-22
Lake Woodlands Crossing Retail		12,272	4.61 %	Floating/Swap	4.61 %	(d)	Jan-23
Senior Secured Credit Facility		242,174	4.61 %	Floating/Swap	4.61 %	(b),(c),(d)	Sep-23
Two Lakes Edge		69,031	L+215	Floating	2.60 %		Oct-22 / Oct-23
Outlet Collection at Riverwalk		26,258	S+300	Floating	3.50 %		Oct-22 / Oct-23
9303 New Trails		10,190	4.88 %	Fixed	4.88 %		Dec-23
4 Waterway Square		29,842	4.88 %	Fixed	4.88 %		Dec-23
Creekside Park West		15,591	4.61 %	Floating/Swap	4.61 %	(d)	Mar-23 / Mar-24
The Lane at Waterway		27,729	L+175	Floating	2.20 %		Aug-23 / Aug-24
6100 Merriweather		67,007	L+275	Floating	3.20 %		Sep-22 / Sep-24
Juniper Apartments		73,369	L+275	Floating	3.20 %		Sep-22 / Sep-24
Creekside Park The Grove		39,605	4.61 %	Floating/Swap	4.61 %	(d)	Jan-24 / Jan -25
9950 Woodloch Forest		85,462	L+195	Floating	2.40 %		Mar-25
Ae'o Retail		29,718	L+265	Floating	3.10 %		Oct-25
Ke Kilohana Retail		9,079	L+265	Floating	3.10 %		Oct-25
3831 Technology Forest Drive		20,085	4.50 %	Fixed	4.50 %		Mar-26
Two Summerlin		40,800	3.43 %	Floating/Swap	3.43 %	(e)	Feb-27 / Feb-29
Kewalo Basin Harbor		11,418	L+275	Floating	3.20 %		Sep-27
Millennium Six Pines Apartments		42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square		44,368	3.94 %	Fixed	3.94 %		Aug-28
One Lakes Edge		68,364	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat		35,840	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments		37,730	3.52 %	Fixed	3.52 %		Oct-29
1725 Hughes Landing Boulevard		61,207	L+395	Floating	4.40 %		Jan-27 / Jan-30
1735 Hughes Landing Boulevard		58,793	L+395	Floating	4.40 %		Jan-27 / Jan-30
One Hughes Landing		49,260	4.30 %	Fixed	4.30 %		Dec-29
Two Hughes Landing		46,974	4.20 %	Fixed	4.20 %		Dec-30
Tanager Apartments		58,500	3.13 %	Fixed	3.13 %		May-31
Lakeside Row		35,500	3.15 %	Fixed	3.15 %		Sept-31
1201 Lake Robbins		250,000	3.83 %	Fixed	3.83 %		Oct-31
Three Hughes Landing		70,000	3.55 %	Fixed	3.55 %		Dec-31
The Woodlands Warehouse		13,700	3.65 %	Fixed	3.65 %		Jan-32
8770 New Trails		35,479	4.89 %	Floating/Swap	4.89 %	(f)	Jan-32
One Merriweather		49,800	3.53 %	Fixed	3.53 %		Feb-32
Two Merriweather		25,600	3.83 %	Fixed	3.83 %		Feb-32
Constellation Apartments		24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail		33,455	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building		23,692	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark		46,528	4.92 %	Fixed	4.92 %		Dec-39
	$	1,984,123					

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Property-Level Debt (cont.)

thousands		Q1 2022 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities						
Bridgeland Notes due 2026	$	275,000	S+230	Floating	2.40 %	Sep-26
	$	275,000				
Seaport						
250 Water Street	$	100,000	4.61 %	Floating/Swap	4.61 % (d)	Nov-22 / Nov-23
	$	100,000				
Strategic Developments						
Kō'ula		183,909	4.61 %	Floating/Swap	4.61 % (d)	Mar-23 / Mar-24
Victoria Place		49,000	L+500	Floating/Cap	5.45 % (g)	Sep-24 / Sep-26
Starling at Bridgeland		11,928	L+275	Floating	3.75 %	April-26 / April-27
Tanager Echo		1	L+290	Floating/Cap	3.35 % (h)	Sep-25 / Sep-27
1700 Pavillion		1	L+380	Floating/Cap	4.25 % (i)	Sep-25 / Sep-27
	$	244,839				
Total (j)	$	2,603,962				

(a) Extended maturity assumes exercise of all extension options.
(b) The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, 1701 Lake Robbins, Creekside Village Green, Lakeland Village Center at Bridgeland and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) $615 million of outstanding debt is swapped to a fixed rate of 4.61%.
(e) Concurrent with the closing of the $40.8 million financing of Two Summerlin in the first quarter of 2022, the Company entered into an interest rate swap. The loan bears interest at Secured Overnight Financing Rate (SOFR) plus 1.75%, but is currently swapped to a fixed rate rate of 3.425%.
(f) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap. The loan bears interest at LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(g) In the first quarter of 2021, the Company closed on a $368.2 million construction loan for the development of Victoria Place in Ward Village, which bears interest at LIBOR, with a floor of 0.25%, plus 5.00%. Concurrently, the Company entered into interest rate cap agreements with a total notional amount of $368.2 million and a LIBOR strike rate of 2.00%.
(h) In the third quarter of 2021, the Company closed on a $59.5 million construction loan for the development of Tanager Echo, which bears interest at LIBOR, with a floor of 0.10%, plus 2.90%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(i) In the third quarter of 2021, the Company closed on a $75.0 million construction loan for the development of 1700 Pavillion, which bears interest at LIBOR, with a floor of 0.10%, plus 3.80%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(j) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

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HOWARD HUGHES 33 Minimum Contractual Ground Lease Payments (thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ended Ground Leased Asset Share Expiration Date March 31, 2022 2022 December 31, 2023 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 515 $ 1,215 $ 1,730 $ 36,819 $ 39,764 Seaport 100% 2072 (b) 747 1,834 2,491 244,917 249,242 Kewalo Basin Harbor 100% 2049 — 300 300 7,400 8,000 Total $ 1,262 $ 3,349 $ 4,521 $ 289,136 $ 297,006 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 31, 2072, but subject to extension options through December 31, 2120. Future cash payments are not inclusive of extension options. Summary of Ground Leases

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI					
thousands	**Q1 2022**	**Q4 2021**	**Q3 2021**	**Q2 2021**	**Q1 2021**
Operating Assets segment EBT (a)	**$ 9,248**	**$ (29,894)**	**$ 24,905**	**$ (8,517)**	**$ (31,784)**
Add back:					
Depreciation and amortization	38,430	39,181	44,224	39,975	39,651
Interest (income) expense, net	20,118	20,212	18,027	18,152	19,000
Equity in (earnings) losses from real estate and other affiliates	(15,175)	30,111	15,108	10,419	11,404
(Gain) loss on sale or disposal of real estate and other assets, net	—	(27)	(39,141)	—	—
(Gain) loss on extinguishment of debt	282	471	573	46	836
Impact of straight-line rent	(2,438)	(4,685)	(936)	(3,987)	(5,107)
Other	49	(5)	215	100	10,139
Operating Assets NOI	**50,514**	**55,364**	**62,975**	**56,188**	**44,139**
Company's Share NOI - Equity Investees (b)	2,116	2,053	(47)	1,690	385
Distributions from Summerlin Hospital Investment	4,638	—	—	—	3,755
Total Operating Assets NOI	**$ 57,268**	**$ 57,417**	**$ 62,928**	**$ 57,878**	**$ 48,279**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) The Company's share of NOI related to 110 North Wacker in 2021 is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

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HOWARD HUGHES 35 Reconciliation of Seaport segment EBT to Total NOI thousands Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Seaport segment EBT (a) $ (20,714) $ (18,146) $ (14,929) $ (12,869) $ (12,474) Add back: Depreciation and amortization 7,823 7,941 9,087 7,004 6,835 Interest (income) expense, net 47 309 (377) (187) (102) Equity in (earnings) losses from real estate and other affiliates 3,711 291 1,009 336 352 Impact of straight-line rent 1,888 367 398 463 404 Other (income) loss, net (b) 1,503 3,719 1,287 978 741 Seaport NOI (5,742) (5,519) (3,525) (4,275) (4,244) Company's Share NOI - Equity Investees (2,575) (272) (38) (147) (135) Total Seaport NOI $ (8,317) $ (5,791) $ (3,563) $ (4,422) $ (4,379) Reconciliation of Non-GAAP Measures (a) EBT excludes corporate expenses and other items that are not allocable to the segments. (b) Includes miscellaneous development-related items. Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended March 31,	
thousands	2022	2021
Total residential land sales closed in period	$ 24,597	$ 34,737
Total commercial land sales closed in period	28,578	2,358
Net recognized (deferred) revenue:		
Bridgeland	10	(2,236)
Summerlin	8,283	2,618
Total net recognized (deferred) revenue	8,293	382
Special Improvement District bond revenue	—	—
Total land sales revenue - GAAP basis	$ 61,468	$ 37,477

Reconciliation of MPC Segment EBT to MPC Net Contribution	Three Months Ended March 31,	
thousands	2022	2021
MPC segment EBT	$ 59,678	$ 63,355
Plus:		
Cost of sales - land	24,686	15,651
Depreciation and amortization	90	72
MUD and SID bonds collections, net	21,759	2,894
Distributions from real estate and other affiliates	—	1,144
Less:		
MPC development expenditures	(78,883)	(52,980)
Equity in (earnings) losses from real estate and other affiliates	(5,550)	(27,650)
MPC Net Contribution	$ 21,780	$ 2,486

Reconciliation of Segment EBTs to Net Income	Three Months Ended March 31,	
thousands	2022	2021
Operating Assets segment EBT	$ 9,248	$ (31,784)
MPC segment EBT	59,678	63,355
Seaport segment EBT	(20,714)	(12,474)
Strategic Developments segment EBT	5,440	(21,918)
Consolidated segment EBT	53,652	(2,821)
Corporate income, expenses and other items	(51,481)	(65,338)
Net income (loss)	2,171	(68,159)
Net (income) loss attributable to noncontrolling interests	(49)	1,565
Net income (loss) attributable to common stockholders	$ 2,122	$ (66,594)

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HOWARD HUGHES 37 RECONCILIATIONS OF NET INCOME TO FFO YTD Q1 2022 YTD Q1 2021 thousands except share amounts Unaudited Unaudited Net income attributable to common shareholders $ 2,122 $ (66,594) Adjustments to arrive at FFO: Segment real estate related depreciation and amortization 47,675 48,156 (Gain) loss on sale or disposal of real estate and other assets, net 9 — Income recognized upon sale of interest in 110 North Wacker 5,016 — Income tax expense adjustments: Gain on sale or disposal of real estate and other assets, net (2) — Income recognized upon sale of interest in 110 North Wacker (1,144) — Reconciling items related to noncontrolling interests 49 (1,565) Our share of the above reconciling items included in earnings from unconsolidated joint ventures 990 2,479 FFO $ 54,715 $ (17,524) Adjustments to arrive at Core FFO: (Gain) loss on extinguishment of debt 282 35,915 Loss on settlement of rate-lock agreement — 9,995 Severance expenses 1,846 364 Non-real estate related depreciation and amortization 918 1,152 Straight-line amortization (549) (4,692) Deferred income tax expense (benefit) (4,000) (21,619) Non-cash fair value adjustments related to hedging instruments 12,660 2,973 Share-based compensation 3,467 2,167 Other non-recurring expenses (development-related marketing and demolition costs) 2,409 1,644 Our share of the above reconciling items included in earnings from unconsolidated joint ventures 79 (1,252) Core FFO $ 71,827 $ 9,123 Adjustments to arrive at AFFO: Tenant and capital improvements $ (4,336) $ (3,279) Leasing commissions (1,080) (290) AFFO $ 66,411 $ 5,554 FFO per diluted share value $ 1.04 $ (0.31) Core FFO per diluted share value $ 1.37 $ 0.16 AFFO per diluted share value $ 1.26 $ 0.10 Reconciliations of Net Income to FFO, Core FFO and AFFO